Exhibit 10.2

INVENTORY SECURITY AGREEMENT

Client: Tully’s Coffee Corporation

Client Address: 3100 Airport Way South

                             Seattle WA 98134

Secured Party: Northrim Funding Services, a division of Northrim Bank, hereafter referred to as (NFS/BANK);

Secured Party Address is: 170 120th Avenue N.E., P O Box 50245 Bellevue, WA. 98015-0245.

COLLATERAL:

Client, for consideration of funding by NFS/BANK, hereby grants to the NFS/ BANK a security interest in the following property, and any and all property of a like type now owned or hereafter acquired by CLIENT, together with all additions, substitutions, proceeds, and products there from, and all increases, parts, fittings, accessories, equipment, special tools, renewals, and replacements of all or any part thereof (hereinafter called the ‘Collateral’):

All inventory, including raw materials, work in process, finished goods, and materials used or consumed in CLIENT’s business, held for sale or lease or to be furnished under service contracts, whether now owned or hereafter acquired and all products thereof, whether in the possession of the CLIENT, warehouseman, bailee, or any other person, wherever located.

OBLIGATIONS SECURED:

This Security Agreement shall secure:

1.	the payment of all liabilities due NFS/BANK per the contract of sale and agreement dated, November 9, 2006 executed and delivered by CLIENT to NFS/BANK for $3,000,000.00 (The Maximum Purchase Amount)

2.	any and all advances, to purchase Accounts or provide fund operating capital for CLIENT

3.	all other liabilities (primary, secondary, direct, contingent, sole, joint, or several) due or to become due or which may be hereafter contracted or acquired, for CLIENT to NFS/BANK; and performance by CLIENT of the agreements hereinafter set forth.

WARRANTIES AND COVENANTS OF THE CLIENT:

4.	Except for the security interest granted hereby, CLIENT is the owner of the Collateral free from any prior lien, security interest, or encumbrance; CLIENT has the right to make this Agreement; and the CLIENT will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

5.	The CLIENT will not transfer or encumber the Collateral or any interest therein without the prior written consent of NFS/BANK, provided, however, that until default, CLIENT may sell the Collateral in the ordinary course of business. So long as any liability to NFS/BANK is outstanding, CLIENT will not, without the prior written consent of NFS/BANK, borrow from anyone except NFS/BANK or grant any security interest in any account to anyone except NFS/BANK. Further, CLIENT will not permit the Collateral to be attached or replevined.

6.	The Collateral will be located at the CLIENT’S business address(‘s) in the ordinary course of business.

7.	CLIENT shall not remove the Collateral from said location(s) without the prior written consent of NFS/BANK.

8.	CLIENT will pay all taxes and assessments of every nature that may be levied or assessed against the Collateral.

9.	The CLIENT will keep the Collateral at all times insured against risk of loss or damage by fire (including so-called extended coverage), theft, and such other casualties as NFS/BANK may reasonably require, all in such amounts, under such forms of policies, upon such terms, for such periods, and written by such companies or underwriters as NFS/BANK may approve, losses in all cases to be payable to the NFS/BANK and the CLIENT as their interests may appear. All policies of insurance shall provide for at least ten (10) days prior written notice of cancellation to NFS/BANK, and the CLIENT shall furnish the NFS/BANK with certificates of such insurance or other evidence satisfactory to the NFS/BANK as to compliance with the provisions of this paragraph. NFS/BANK may act as attorney for the CLIENT in making, adjusting, or settling claims under or canceling such insurance and endorsing the CLIENT’S name on any drafts drawn up by insurers of the Collateral.

10.	The Collateral is in good condition, and CLIENT will at his expense keep the same in good condition and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs, and will not waste or destroy the Collateral, and NFS/BANK may examine and inspect the Collateral at any time, wherever located.

11.	CLIENT will not use the Collateral in violation of any applicable statutes, regulations, or ordinances.

12.	If CLIENT is a corporation, its Certificate or Articles of Incorporation and Bylaws do not prohibit any term or condition of this Agreement, and when executed this Agreement shall be a binding obligation of the corporation.

13.	CLIENT will notify NFS/BANK, in writing, prior to the time CLIENT changes his name or, in the case of an organization, its name, identity or corporate structure.

14.	CLIENT will:

a.	maintain the Collateral in such quantities that at all times the Collateral is at least equal in value to the Obligations to NFS/BANK;

b.	sell the Collateral only in the ordinary course of business;

c.	furnish NFS/BANK at such interval as NFS/BANK may prescribe, with a CLIENT’S Certificate (in such form as NFS/BANK may from time to time specify) showing the aggregate cost and wholesale market value of its inventory;

d.	keep accurate and complete records of the Collateral;

e.	give NFS/BANK such financial statements and reports and other data concerning its accounts, contracts, collections, collateral, and other matters as NFS/BANK may from time to time specify, and permit NFS/BANK or its nominee to examine all of CLIENT’S records relating thereto at any time, to make extracts therefrom;

f.	at NFS/BANK’S option, deposit the proceeds of all sales of Collateral in a special account established for that purpose with NFS/BANK; and

g.	at NFS/BANK’S request, notify accounts of CLIENT that their accounts receivable have been assigned to NFS/BANK and shall be paid to NFS/BANK.

h.	CLIENT agrees that NFS/BANK shall have full power to notify account CLIENT’S, collect, compromise, endorse, sell, or otherwise deal with proceeds in its own name or that of CLIENT at any time. NFS/BANK may apply cash proceeds to the payment of any Obligations, or may release such cash proceeds to CLIENT

EVENTS OF DEFAULT:

15.	CLIENT will be in default under this Agreement upon the happening of any of the following events or conditions:

a.	Default in the payment or performance of any obligation, covenant, or liability contained or referred to herein or in any contract evidencing the same or in any other agreement securing the same;

b.	The making or furnishing of any warranty, representation, or statement to NFS/BANK by or on behalf of the CLIENT which proves to have been false in any material respect when made or furnished;

c.	Loss, theft damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon;

d.	Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by, or against CLIENT or any guarantor or surety for CLIENT.

e.	Failure to perform any of the conditions and requirements of the contract between CLIENT and NFS/BANK referenced above, dated November 9, 2006.

RIGHTS UPON DEFAULT:

16.	Upon default and at any time thereafter, or if it deems itself insecure, NFS/BANK may declare all obligations secured hereby immediately due and payable, and NFS/BANK shall have all the rights and remedies of a NFS/BANK under Article 9 of the Uniform Commercial Code or other applicable law and all the rights provided herein, in the contracts and agreements evidencing the obligations secured hereby, or in any other applicable security or agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative

17.	NFS/BANK may require CLIENT to assemble the Collateral and make it available to NFS/BANK at a place to be designated by NFS/BANK, which is reasonably convenient to both parties. Any notice of sale, disposition, or other intended action by NFS/BANK, sent to CLIENT at the address specified above, or such other address of CLIENT as may from time to time be shown on NFS/BANK’S records, at least five (5) days prior to such action, shall constitute reasonable notice to CLIENT. Expenses of retaking, holding, preparing for sale, selling, or the like shall include NFS/BANK’S reasonable attorney’s fees and legal expenses, and the same, together with all advances made by NFS/BANK on behalf of the CLIENT, shall be part of the Obligations secured hereby.

GENERAL PROVISIONS:

18.	No waiver by NFS/BANK of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security or contractual rights NFS/BANK may have or hereafter acquire for the payment of the above liability, nor shall the taking of any such additional security waive or impair this Security Agreement; but said NFS/BANK may resort to any security it may have in the order it may deem proper, and not withstanding any collateral security, NFS/BANK shall retain its rights of setoff against CLIENT.

19.	NFS/BANK is hereby appointed CLIENT’S attorney in fact, at NFS/BANK’S option and CLIENT’S expense, to do all acts and things which NFS/BANK may deem necessary to perfect and continue to perfect the security interest created by this Security Agreement and to protect the Collateral.

20.	At its option, but without obligation to the CLIENT, NFS/BANK may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance thereon; may order and pay for the repair, maintenance, and preservation thereof; and may pay any necessary filing or recording fees. The CLIENT agrees to reimburse NFS/BANK on demand for payment made or any expense incurred by NFS/BANK pursuant to the foregoing authorization.

21.	Until default, CLIENT may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or any policy of insurance thereon, and upon default NFS/BANK shall have immediate right to possession of the Collateral, provided, however, that CLIENT agrees that NFS/BANK may perfect its interest in the Collateral by possession.

22.	All rights of NFS/BANK hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of CLIENT shall bind his legal representatives, successors, or assigns.

23.	Except as otherwise provided by the Uniform Commercial Code, CLIENT releases NFS/BANK from all claims for loss or damage caused by an act or omission on the part of NFS/BANK, its officers, agents, and employees, except willful misconduct.

24.	Should any provision of this Agreement be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Agreement and all remaining provisions of this Agreement shall be fully enforceable.

25.	A carbon or photographic copy or other reproduction of this Security Agreement or any financing statement prepared in connection therewith may be filed or recorded as a financing statement to perfect the security interest described herein.

26.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington . Further, the place where this Agreement is entered into, and the place of performance and transaction of business shall be deemed to be the State of Washington and in the event of litigation, the exclusive forum, venue, and place of jurisdiction shall be the State of Washington, King County.

DATED this 13th day November, 2006.

Tully’s Coffee Corporation

By:	/s/ KRISTOPHER S. GALVIN
Title:	Executive Vice President and Chief Financial Officer

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